Cawley, Gillespie & Associates, Inc.

PETROLEUM CONSULTANTS

AUSTIN OFFICE: 9601 AMBERGLEN BLVD., SUITE 117 AUSTIN, TEXAS 78729 (512) 249-7000 FAX (512) 233-2618	MAIN OFFICE: 306 WEST 7TH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 (817) 336-2461 FAX (817) 877-3728	HOUSTON OFFICE: 1000 LOUISIANA, SUITE 625 HOUSTON, TEXAS 77002-5008 (713) 651-9944 FAX (713) 651-9980

Exhibit 23.1

Baseline Oil & Gas Corp.

411 North Sam Houston Parkway East, Ste 300

Houston, Texas 77060

Ladies and Gentlemen:

The undersigned consents to the use of the name Cawley, Gillespie & Associates, Inc and to the inclusion of our evaluation summary, dated February 13, 2009, of the “Baseline Oil & Gas Interests – Proved Reserves for Matagorda and Stephens Counties, Texas as of December 31, 2008” (the “Reserve Report”) as Exhibit 99.1 in the Annual Report on Form 10-K of Baseline Oil & Gas Corp.

We further consent to the use of information from our Reserve Report in the sections “Items 1 and 2. Business and Properties – Natural Gas and Oil Reserves” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Annual Report on 10-K of Baseline Oil & Gas Corp.

Cawley, Gillespie & Associates, Inc.

Kenneth J. Mueller, P. E.
Vice President

Fort Worth, Texas

March 31, 2009